Exhibit 10.6

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREMENT (“Agreement”) is effective as of May 12th, 2007, by and between AMT Industries Canada, Inc., a Canadian corporation (“AMT”), Vision Energy Group, Inc., a Nevada corporation (“Vision”), Phil Cash, an individual, Peter Short, an individual, and Cletius Rogers, an individual.  Messrs. Cash, Short and Rogers are sometimes referred to herein as “Sellers.”  Vision is sometimes referred to herein as “Buyer.”

RECITALS

Whereas, AMT is the owner of certain mining claims commonly referred to as “Tillicum Mountain.”

Whereas, Messrs. Cash, Short and Rogers hold 100% of the issued and outstanding common stock of AMT as follows:  Phil Cash: 276 shares, Peter Short: 12 shares and Cletius Rogers: 12 shares.

Whereas, Vision desires to acquire 100% of the outstanding common stock of AMT.

Whereas, Vision has 23,474,972 shares of its common stock issued and outstanding as of the closing date as defined below.

Whereas, Messrs. Cash, Short and Rogers desire to exchange 100% of the AMT common stock held by them for 100,000,000 shares of Vision.

Whereas, following the exchange of common stock, Messrs. Cash, Short and Rogers will be the controlling shareholders of Vision.

Whereas, the parties to this Agreement intend that the exchange of shares as contemplated hereby shall be a tax free exchange under Title 26, Section 351 of the Internal Revenue Code.

Now, therefore, the parties agree as follows:

AGREEMENT

1.	Mechanics of Exchange. The parties shall carry out this Agreement as follows:

a. AMT shall cancel the following outstanding shares of common stock: Phil Cash: 276 shares, Peter Short: 12 shares; Cletius Rogers: 12 shares.

b. AMT shall issue one share of common stock to Vision.  Following the issuance, Vision will own 100% of the outstanding stock of AMT.

c. Vision shall issue 100,000,000 shares of common stock as follows:  Phil Cash: 99,000,000; Peter Short: 500,000; and Cletius Rogers: 500,000.  The certificates issued will contain the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STAE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STAE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

d.	Closing Deliveries by Sellers and AMT. At the Closing, Sellers and AMT shall deliver or cause to be delivered the following:

i. Messrs. Cash, Short and Cletius shall deliver canceled AMT share certificates representing the following shares of AMT common stock: Phil Cash: 276 shares; Peter Short: 12 shares; Cletius Rogers: 12 shares.

ii. AMT shall deliver an AMT share certificate representing one share of AMT common stock issued to Vision.

iii. AMT shall deliver board resolutions authorizing this Agreement and the actions hereunder.

e. Closing Deliveries by Buyer.  At the Closing, Buyer shall deliver or cause to be delivered the following:

i. Buyer shall deliver Vision share certificates representing the following issuances of Vision common stock:  Phil Cash: 99,000,000; Peter Short: 500,000; and Cletius Rogers: 500,000.

ii. Vision shall deliver board resolutions appointing Messrs. Cash, Short and Cletius as members of the Vision Board of Directors and further appointing Mr. Cash as president of Vision.

iii. Vision shall deliver resignations of all Vision Board members, with the exception of Messrs. Cash, Short and Cletius, as of the Closing Date.

iv. Vision shall deliver resignations of all vision officers as of the Closing Date.

v. Vision shall deliver board resolutions authorizing this Agreement and the actions hereunder.

2.           Tax Free Exchange.                                The parties intend that the exchange of stock contemplated under the terms of this Agreement shall be a tax free exchange under Title 26, Section 351 of the Internal Revenue Code.

3.           Representations and Warranties of Sellers.                                                                           Sellers jointly and severally represent, warrant and covenant to Buyer as of the date hereof and as of the Closing Date as follows:

a.           Power and Authority.  Sellers have all power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (the “Documents”) the Documents shall constitute the valid and legally binding obligations of Sellers enforceable in accordance with their respective terms.

4.	Representations of AMT.

a.           Power and Authority.  AMT has all corporate power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith.  All corporate action on the part of AMT, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Documents by AMT has been taken and no further corporate or other authorization on the part of AMT is required to consummate the transactions provided for in the Documents.  When executed and delivered by AMT, the Documents shall constitute the valid and legally binding obligations of AMT enforceable in accordance with their respective terms.  Neither the execution, delivery nor performance of the Documents by AMT shall (i) violate or result in a breach of any  provisions of AMT’s articles of incorporation or bylaws, (ii) constitute a default or result in a breach of any contract or agreement to which it is a party or its assets or properties are bound, or (iii) violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

b.           Claims.  AMT has all rights to the Tillicum Mountain claims and all agreements pertaining thereto are in full force and effect, and binding and enforceable with its terms.

c.           No Governmental of Other Proceeding or Litigation.  No order of any court or administrative agency is in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person, or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

d.           Approvals and Consents.  There are no permits, consents or approvals of public authorities, federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby.

e.           Survival of Representations and Warranties.  The representations and warranties of AMT made herein shall not be affected by any information furnished to or investigations made by Buyer, or any of its employees or representatives in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period commencing with the date hereof and expiring 12 months thereafter.

6.           Representations and Warranties of Buyer.  Buyer represents, warrants and covenants to Seller as of the date hereof and as of the Closing Date as follows:

a.           Organization.  Buyer is a Nevada corporation validly existing and in good standing under the laws of the State of Nevada.

b.           Power and Authority.  Buyer has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement and the other Documents executed and delivered in connection herewith.  All corporate action on the part of Buyer necessary for the authorization, execution, delivery and performance of the Documents by Buyer has been taken and no further authorization on the part of Buyer is required to consummate the transactions provided for in the Documents.  When executed and delivered by Buyer, the Documents shall constitute the valid and legally binding obligations of Buyer enforceable in accordance with their respective terms.

c.           Survival of Representations and Warranties.  The representations and warranties of Buyer made herein shall not be affected by any information furnished to or investigations made by Seller, or any of its employees or representatives in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period commencing with the date hereof and expiring on 12 months thereafter.

7.           Conditions to Sellers’ and AMT’s Obligations.  AMT’s and Sellers’ obligations hereunder are subject to the fulfillment, on or before the Closing Date, of the following conditions (any of which may be waived in writing by Seller):

a.           Representations and Warranties.  The representations and warranties of Buyer contained herein shall have been true and correct in all material respects as of the Closing Date.

b.           Performance of Covenants.  Buyer shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by it prior to or on the Closing Date.

8.           Conditions to Buyer’s Obligations.  Buyer’s obligations hereunder are subject to the fulfillment, on or before the Closing Date, of the following conditions (any of which may be waived in writing by the Buyer):

a.           Representations and Warranties.  The representations and warranties of Sellers and AMT contained herein shall have been true and correct in all material respects as of the closing date.

b.           Performance of Covenants.  Sellers and AMT shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by it prior to or on the Closing Date.

c.           No Governmental or Other Proceeding or Litigation.  No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding  shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

d.           Approval and Consents.  All permits, consents or approvals of applications to public authorities, federal, state or local, and all approvals of any third persons, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

9.           Closing.  The closing contemplated by this Agreement shall take place at a location to be agreed upon by the parties after May 12th, 2007 at 10:00 a.m. or at such other date and time as may be mutually agreed to by the parties (“Closing Date”).

10.           Indemnification by Sellers and AMT.

a.           Sellers and AMT agree to indemnify, defend and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys’ fees, that Buyer shall incur or suffer which: (i) arise, result from or relate to any material inaccuracy in or material breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or in any other Document furnished to such party under this Agreement.

11.           Indemnification by Sellers and AMT.

a.           Buyer agrees to indemnify, defend and hold harmless Sellers and AMT against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys’ fees, that AMT and/or Sellers shall incur or suffer which: (i) arise, result from or relate to any material inaccuracy in or material breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or in any other Document furnished to such party under this Agreement.

12.           General.

a.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or, if mailed, three (3) business days after having been mailed by registered or certified mail with return receipt requested, postage prepaid, addressed:

If to Buyer:
Russell Smith
Vision Energy Group, Inc.
4270 Promenade Way 127P
Los Angeles, CA 90292

If to Sellers or AMT:

Route 1, Box 1092
Fairfield, ID 83327

Or at such other address as shall have been furnished to the other in writing.

b.           Successors and Assigns.  Neither this Agreement nor the rights or obligations of Seller under this Agreement shall be assignable without the written consent of the parties.

c.           Arbitration.  Any controversy or claim arising out of or relating to this Agreement of the breach hereof, except as stated below, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect.  The decision of the arbitrator shall, except for mistakes of law, be final and binding upon the parties hereto, and judgment upon the award rendered by the arbitrator, which shall, in the case of damages, be limited to actual damages proven in the arbitration, may be entered in any court having jurisdiction thereof.

There shall be a single arbitrator who shall be an existing or former judge of a court of record within the United States or an attorney in good standing admitted to practice for a period of at least ten (10) years within the United States. No arbitration shall involve parties other than the parties hereto and their respective successors and assigns or be in any respect binding with respect to any such other parties.  The site of the arbitration will be in the County of Los Angeles, State of California.

The parties to any arbitration arising hereunder shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration and to use and exercise all of the same rights, remedies and procedures, and be subject to all of the same duties, liabilities, and obligations in the arbitration with respect to the subject matter thereof, as if the subject matter of the arbitration were pending in a civil action before a court of highest jurisdiction in the state where the arbitration is held.  The arbitrator shall have the power to enforce said discovery by imposition of same terms, conditions, consequences, liabilities, sanctions and penalties as can be or maybe imposed in like circumstances in a civil action by a court of highest jurisdiction of the state in which the arbitration is held, except the power to order the arrest or imprisonment of a person.

If any party commences an action, either arbitration or court proceedings, against any other party arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled from the losing party or parties, both attorney’s fees and costs of the arbitration and/or suit as part of the judgment rendered.

d.           Attorneys’ Fees.                                If any legal action or any mutually agreed upon arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs  incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

e.           Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof.

f.           Modification.  This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

g.           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of California.

h.           Counterparts.  The Agreement may be executed by facsimile and in several counterparts, each of which is an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the day and year first herinabove written.

“Buyer”
Vision Energy Group, Inc.

/s/ Russell Smith

By:           Russell Smith
Its:           Chief Executive Officer

“AMT”
AMT Industries Canada, Inc.

/s/ Phil Cash

By:           Phil Cash
Its:           President

/s/ Phil Cash

Phil Cash Individually

/s/ Peter Short

Peter Short

/s/ Cletius Rogers

Cletius Rogers